                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           LASER VISION CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                           LASER VISION CENTERS, INC.
                           540 MARYVILLE CENTRE DRIVE
                                    SUITE 200
                            ST. LOUIS, MISSOURI 63141


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ON OCTOBER 28, 1999





TO: The Shareholders of Laser Vision Centers, Inc.

    The Annual Meeting of Shareholders of Laser Vision Centers, Inc.
(the "Company") will be held at the Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 on October 28, 1999 at 9:00 a.m. for the following purposes:


     1.   To elect five Directors for the ensuing year.

     2. To approve the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending April 30, 2000.

     3. To approve the addition of 3,000,000 shares to the Non-Qualified Warrant Plan.

     4.   To approve the Employee Stock Purchase Plan.

     5. To transact any other business as may properly come before the meeting.


     The Board of Directors has fixed the close of business on September 28, 1999 as the record date for determining the shareholders entitled to receive notice of and vote at the meeting. Your attention is directed to the accompanying Proxy Statement for a description of the matters to be submitted for vote at the meeting.

This Proxy Statement and the forms of proxy were first mailed to shareholders on or about October 13, 1999.

     SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED SELF-ADDRESSED ENVELOPE.

                                   By order of the Board of Directors,


                                   /s/ Robert W. May


                                   Robert W. May, Secretary


October 8, 1999

St. Louis, Missouri

                           LASER VISION CENTERS, INC.


                                 PROXY STATEMENT



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Laser Vision Centers, Inc. (the "Company") of proxies in the accompanying form, for use at the Annual Meeting of Shareholders of the Company and at all adjournments thereof.

         The holders of record of Common Stock at the close of business on September 28, 1999 (the "Record Date") may vote at the meeting. As of September 28, 1999, there were outstanding 25,196,183 shares of Common Stock of the Company. On all matters which will come before the meeting, each holder of common stock or his proxy will be entitled to one vote for each share of Common Stock of which such shareholders was the holder of record on the Record Date. The holders of a majority of the outstanding shares of Common Stock constitute a quorum for the transaction of business at the meeting.

         ALL SHARE INFORMATION PROVIDED IN THIS PROXY STATEMENT HAS BEEN ADJUSTED TO REFLECT THE TWO (2)-FOR-ONE (1) SPLIT OF THE COMMON STOCK EFFECTED AS A 100% STOCK DIVIDEND ON JULY 23, 1999.



                                VOTING OF PROXIES

         Proxies may be revoked by the shareholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the meeting.

         The persons named in the enclosed form of proxy were selected by the Board of Directors and, unless instructed to the contrary, will vote the shares covered by such proxy for the election as directors of the nominees listed in this proxy statement, and for the approval of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 30, 2000, and at their discretion on other matters that may come before the meeting. If a nominee becomes unable to serve, an event which is not anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors. Directors will be elected on the basis of a plurality of votes present and entitled to vote. All other matters will be decided by a majority of votes cast. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table and notes thereto set forth certain information regarding beneficial ownership of the Laser Vision's common stock as of September 28, 1999 by (i) all those known by the Company to be beneficial owners of more than 5% of the Company's common stock, (ii) all of our directors and
(iii) all directors and executive officers of Laser Vision as a group.


                                                     TOTAL          PERCENTAGE OF         WARRANTS          WARRANTS AND
  DIRECTORS, EXECUTIVE OFFICERS                      NUMBER         COMMON SHARES       AND OPTIONS         OPTIONS NOT
  AND 5% SHAREHOLDERS                              OF SHARES        BENEFICIALLY        BENEFICIALLY         PRESENTLY
                                                  BENEFICIALLY          OWNED              OWNED            EXERCISABLE
                                                     OWNED                               (IN TOTAL)
----------------------------------              ----------------- ------------------ ------------------- -------------------

John J. Klobnak
540 Maryville Centre Dr., Suite 200
St. Louis, Missouri  63141                          718,442             2.8%              516,306             412,350

James C. Wachtman
540 Maryville Centre Dr., Suite 200
St. Louis, Missouri  63141                          380,608             1.5%              374,650             372,350

Robert W. May
540 Maryville Centre Dr., Suite 200
St. Louis, Missouri  63141                          316,243             1.2%              292,602             252,350

B. Charles Bono
540 Maryville Centre Dr., Suite 200
St. Louis, Missouri  63141                          227,357             0.9%              195,942             252,350

James B. Tiffany
540 Maryville Centre Dr., Suite 200
St. Louis, Missouri  63141                            2,750             0.0%                2,750              77,250

Dr. Henry Simon
20 Southampton Street
London WC2E 7QG  England                              4,996             0.0%                4,996              53,362

James M. Garvey
60 State Street, Suite 3650
Boston, Massachusetts 02109                           6,196             0.0%                4,996              53,362

Richard L. Lindstrom, M.D.
710 East 24th Street
Minneapolis, Minnesota  55391                       195,452             0.8%              156,638             143,362

Steven C. Straus
1751 Lake Cook Road, Suite 550
Deerfield, IL  60015                                  6,660             0.0%                6,660              53,362

All Officers and Directors
as a Group, nine persons (1)(2)                   1,858,704             6.9%            1,555,540           1,670,098



     Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within sixty
(60) days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Total Number of Shares Beneficially Owned takes into account the possible exercise of the outstanding options and warrants which are presently exercisable (Warrants and Options Beneficially Owned) and the vested Laser Vision stock in the 401(k) plan.



(1) Includes presently exercisable options and warrants to purchase an aggregate of 1,382,250 shares of common stock granted to five executive officers (two of which are also directors) of Laser Vision. An additional 1,366,650 options and warrants to purchase shares of common stock are owned but are not presently exercisable by these executive officers.

(2) Includes presently exercisable options and warrants to purchase an aggregate of 982,198 shares of common stock granted to directors (two of which are also executive officers of Laser Vision). An additional 968,148 options and warrants to purchase shares of common stock are owned but not presently exercisable by these directors or their affiliates.

         As required by the Securities and Exchange Commission rules under
Section 16 of the Securities and Exchange Act of 1934, we note that during the fiscal year ended April 30, 1999, all reports regarding transactions in Laser Vision's common stock were timely filed.



                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Five (5) individuals are to be elected at the Annual Meeting to serve as directors until the next annual meeting and until the election and qualification of their successors. Unless shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of the persons named below. Although the Board of Directors does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

         The name and age of each of the five (5) nominees, his principal occupation, the period during which such person has served as a director together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and by all nominees and officers as a group and the percentage of outstanding shares such ownership represents as of the close of business on September 28, 1999 (according to information received by the Company) as set out below:


                           IDENTIFICATION OF DIRECTORS


                                                                    Service         Amount of Shares and      Percentage of
                                             Principal                as a          Nature of Beneficial       Outstanding
                                             Occupation             Director           Ownership (1)            Shares (2)
       Name of Nominee            Age                                Since
------------------------------- -------- ---------------------- ----------------- ------------------------- -------------------


John J. Klobnak                   48     Director,
                                         Chairman
                                         and                          1989                718,442                  2.8%
                                         CEO


Robert W. May, Esq.               52     Director,
                                         Vice Chairman                1992                316,243                  1.2%
                                         and Secretary



James M. Garvey                   52     Director                     1995                  6,196                  0.0%



Richard L.                        51     Director                     1995                195,452                  0.8%
Lindstrom, M.D.



Steven C. Straus                  43     Director                     1996                  6,660                  0.0%



Dr. Henry Simon                   69     Director                     1995                  4,996                  0.0%




NOTES:

(1) Unless otherwise indicated in a note, each nominee has a sole power to vote, or dispose or direct the disposition of all shares owned by him.

(2) See footnotes 1 and 2 under "OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for description of the Stock Options granted said individuals and inclusion of warrants and options in share count.

CERTAIN BUSINESS RELATIONSHIPS

Dr. Lindstrom is one of Laser Vision's Medical Directors and President of Minnesota Eye Consultants, a Laser Vision customer.


                           IDENTIFICATION OF OFFICERS


                                                                                       Expiration               Served
                                                       Positions                           of                 As Officer
       Name of Nominee            Age                    Held                             Term                   Since
------------------------------- -------- -------------------------------------- ------------------------- --------------------

John J. Klobnak                   48         Chief Executive Officer                      1999                   1989


Robert W. May, Esq.               52         Secretary and General                        1999                   1993
                                             Counsel


B. C\harles Bono III               51        Executive Vice President, Chief              1999                   1992
                                             Financial Officer & Treasurer


James C. Wachtman                 39         President and                                1999                   1996
                                             Chief Operating Officer




Set forth below is certain information concerning the nominees, directors and executive officers.


J. KLOBNAK             Mr. Klobnak has served as Chairman of
                       the Board and Chief Executive Officer of the Company since 1993. From 1990 to 1993, Mr.
                       Klobnak served as the Company's President and Chief Executive Officer. From 1986 to 1990, he served as Chief Operating Officer and subsequently President of MarketVision, a partnership acquired by the Company in 1990.

ROBERT W. MAY, ESQ.    Mr. May joined the Company as its Vice-Chairman and
                       General Counsel in September 1993. Prior to joining the Company as a full-time employee, Mr. May served as Corporate Secretary and a director of the Company and was engaged in the private practice of law in St. Louis, Missouri from 1985 to 1993.


JAMES M. GARVEY        Mr. Garvey has served as a director of the Company since
                       November 1995. Mr. Garvey  serves  as  Chief  Executive
                       Officer and Managing Partner of Schroder Venturers Life
                       Sciences Advisors, a venture capital advisory company which he joined in May of 1995. From 1989 to 1995, Mr.
                       Garvey was Director of Allstate

                       Venture Capital, the $600 million venture capital division of Allstate Corporation after initially directing Allstate Venture Capital's heath care investment activity. Mr. Garvey is currently a director of Allscrips Pharmaceutical and J&C Healthcare and has served as director and Chairman of several public and private healthcare companies.



RICHARD L.
LINDSTROM, M.D.        Dr. Lindstrom has served as a director of the Company
                       since November 1995. Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and has been the President of Minnesota Eye Consultants P.A.,
                       (formerly Lindstrom, Samuelson & Hardten Ophthalmology
                       Associates, P.A.) since 1989. In 1989, Dr. Lindstrom founded the Phillips Eye Institute Center for Teaching &
                       Research, an ophthalmic research and surgical skill education facility, and he currently serves as the Center's Medical Director. Dr. Lindstrom has served as an
                       Associate Director of the Minnesota Lions Eye Bank since
                       1987. From 1980 to 1989, he served as Professor of Ophthalmology at the University of Minnesota. Dr.
                       Lindstrom received his M.D. and his B.A. degrees from the University of Minnesota. Dr. Lindstrom is also a director of Vision Twenty-One, Inc.

STEVEN C. STRAUS       Mr. Straus has served as a director of the Company since
                       January of 1996. He currently serves as the President and Chief Operating Officer of Jordan Industries, Inc. Prior to that, he served as Senior Vice President of the Ambulatory Surgery Division of Columbia Healthcare the world's largest for-profit health care provider. Mr.
                       Straus was employed in a similar capacity with Medical
                       Care America, Inc., from 1993 until Medical Care America was merged into Columbia Healthcare Corporation in 1994.
                       From 1986 to 1993, Mr. Straus held various positions with Baxter Healthcare Corporation and from 1978 to 1985 was employed by American Hospital Supply Corporation.

B. CHARLES BONO III    Mr. Bono joined the Company as Executive Vice President,
                       Chief Financial Officer and Treasurer in 1992. From 1980 to 1992, Mr. Bono was employed by Storz Instrument
                       Company, a global marketer of ophthalmic devices and pharmaceutical products, as Vice President of Finance from 1987 to 1992.

JAMES C. WACHTMAN      Mr. Wachtman joined the Company as Chief Operating
                       Officer - North American Operations in May 1996 and was named President in September 1998. From 1983 until he joined the Company, Mr. Wachtman was employed by McGaw, Inc., a manufacturer of disposables for home infusion, in various positions. Most recently, he served as Vice
                       President/Operations of CAPS, a hospital pharmacy division of McGaw.

DIRECTORS MEETINGS / COMMITTEES

During the twelve months ended April 30, 1999, the Board of Directors held a total of six (6) meetings. All directors attended each of those meetings except for Dr. Simon who attended one meeting. In addition, three (3) committees of the Board held the number of meetings indicated:




EXECUTIVE COMMITTEE
                                                                                                                MEETINGS HELD
                           FUNCTION                                             BOARD MEMBERS                  LAST FISCAL YEAR
---------------------------------------------------------------   ----------------------------------------    ------------------

To approve or disapprove expenditures by the Company in            John J. Klobnak, James M. Garvey and
excess of $500,000 and all material contracts entered into by      Robert W. May                                       2
the Company and also shall have the power to nominate all
slates of eligible candidates from which directors and
officers are chosen.


COMPENSATION COMMITTEE

                                                                                                                MEETINGS HELD
                           FUNCTION                                             BOARD MEMBERS                  LAST FISCAL YEAR

To establish, review and modify all compensation paid by the       John J. Klobnak, Richard L. Lindstrom,
Company to its directors, officers and key employees.              M.D., Dr. Henry Simon with Robert W.               2
                                                                   May to serve as an ex officio member


AUDIT COMMITTEE

                                                                                                                MEETINGS HELD
                           FUNCTION                                             BOARD MEMBERS                  LAST FISCAL YEAR

To review and oversee the finances of the Company and to           Steven C. Straus and James M. Garvey
select and monitor the public accounting firm responsible for      with B. Charles Bono to serve as an ex             2
maintaining and auditing the finances of the Company.              officio member






                                     PROPOSAL NO. 2 - APPROVAL OF ACCOUNTANTS

         The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, as independent auditor to examine the financial statements for the fiscal year ended April 30, 2000. PricewaterhouseCoopers LLP has been the Company's independent auditor for the past six fiscal years. If the shareholders do not approve this selection, other certified public accountants will be considered by the Board. The Company expects a member of this firm to be present at the Annual Meeting.

                 PROPOSAL NO. 3 - APPROVAL OF INCREASE IN SHARES
                          INCLUDED IN 1994 WARRANT PLAN

         In 1994, the Company adopted a Non-Qualified Warrant Plan ("Warrant Plan"). The Company has added a significant number of employees since moving to the operational phase after approval of the excimer laser in the U.S. The Board of Directors considers the grant of stock options and warrants an important incentive for employees and consultants of the Company. The table below sets forth the number of shares of common stock authorized, issued and available under the Warrant Plan.


                                                                        Warrant
                                                                          Plan
                                                                        -------

                                    Authorized                         4,400,000
                                    Issued                             4,400,000
                                    Available                                -0-




         The Board of Directors is now recommending that the number of shares authorized to be issued from the Warrant Plan be increased by the following amounts:



                                    Warrant Plan                       3,000,000




                      PROPOSAL NO. 4 - APPROVAL OF EMPLOYEE
                               STOCK PURCHASE PLAN


         At its meeting on September 14, 1999, the Board of Directors approved the Laser Vision Centers, Inc. Employee Stock Purchase Plan (the "Stock Plan"). The Stock Plan will become effective on January 1, 2000. Under the terms of the Stock Plan, all employees of the Company and its subsidiaries are eligible to purchase shares of the Company's common stock through payroll deduction at a 15% discount to the market price at the end of each quarter. The market price is defined as the lower of the closing price of the Company's stock on the first day or the last day of the quarter. Under the terms of the Stock Plan, employees may not contribute more than 10% of compensation to the Plan. The Board of Directors has authorized the reservation of 300,000 shares of the Company's common stock for purchase under the Stock Plan.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to five executive officers earning total compensation at annual rates in excess of $100,000 during the fiscal year ended April 30, 1999.


                           SUMMARY COMPENSATION TABLE


           NAME AND                  FISCAL                                                               WARRANTS
      PRINCIPAL POSITION              YEAR            SALARY           BONUS (b)         OTHER (c)           AND
                                                                                                           OPTIONS
-------------------------------- --------------- ----------------- ----------------- --------------- --------------------

John J. Klobnak                  April 1999          $228,025          $208,189          $5,000          200,000 (d)
Chief Executive Officer
                                 April 1998          $202,700          $144,999          $4,750          300,000 (f)

                                 April 1997          $196,800          $ 32,000          $  792           76,500 (g)




James C. Wachtman                April 1999          $200,000          $150,714          $5,000          160,000 (d)
President and
Chief Operating Officer          April 1998          $160,000          $ 96,746          $4,750          220,000 (f)

                                 April 1997          $140,000          $ 28,000          $  817          250,000 (h)



Robert W. May                    April 1999          $186,975          $114,354          $5,000          120,000 (d)
Secretary and
General Counsel                  April 1998          $166,200          $ 85,185          $4,750          200,000 (f)

                                 April 1997          $161,300          $ 25,808          $  950           67,500 (g)



B. Charles Bono III              April 1999          $171,800          $106,279          $5,000          120,000 (d)
Executive Vice
President, Chief                 April 1998          $152,700          $ 79,743          $4,750          200,000 (f)
Financial Officer
and Treasurer                    April 1997          $148,200          $ 23,812          $  988           45,000 (g)




James B. Tiffany                 April 1999          $155,000(a1)      $ 10,000          $    0           80,000 (e)
V.P.-- Sales


(a)      Annual compensation rate as of April 30th of fiscal year.
(a1)     Effective since January 18, 1999.

(b)      Earned during fiscal year but paid in the following fiscal year.
(c)      Laser Vision matching contribution to 401(k) plan.
(d)      Warrants and options with exercise price of $4.50 per share.
(e)      Warrants and options with exercise price of $9.00 per share.
(f)      Warrants with exercise price of $3.71875 per share.
(g)      Warrants with exercise price of $6.21875 per share.
(h) Warrants and options with exercise price of $3.8125 per share, initially issued at $6.25 per share.


                   WARRANT AND OPTION GRANTS LAST FISCAL YEAR

         The following table shows information regarding each stock option or warrant granted during fiscal 1999 to each of the named executive officers. Actual gains, if any, on stock options and warrant exercises are dependent on the future performance of the Common Stock.




              NAME                   NUMBER OF OPTIONS     PERCENT OF TOTAL OPTIONS       EXERCISE          EXPIRATION
               AND                      AND WARRANTS        AND WARRANTS GRANTED TO        PRICE          DATE/GRANT DATE
            POSITION                                       EMPLOYEES IN FISCAL YEAR      PER SHARE             VALUE
---------------------------------- ----------------------- -------------------------- ----------------- --------------------

John J. Klobnak                           200,000                    13.6%                 $4.50           October. 2003
Chief Executive Officer                                                                                      $263,800


James C. Wachtman                         160,000                    10.9%                 $4.50           October, 2003
President and Chief Operating                                                                                $210,400
Officer


Robert W. May                             120,000                     8.1%                 $4.50           October, 2003
Secretary and General Counsel                                                                                $157,800


B. Charles Bono                           120,000                     8.1%                 $4.50           October, 2003
Exec. V.P., CFO and                                                                                          $157,800
Treasurer


James B. Tiffany                           80,000                     5.4%                 $9.00          January, 2004 &
V.P.-- Sales                                                                                                   2005
                                                                                                             $239,320



         The warrants and options have a five year term and vest 25% on the grant date and the 25% per year for three years (except for 69,000 warrants issued to James B. Tiffany which vest and expire over one more year). The exercisability of these warrants and options may accelerate in the event of a change in control of the Company. The Black-Scholes option pricing model was used to determine the value of options and warrants issued as of the grant date using the following assumptions, dividend yield -- none, 4.5% risk free rate of return, 40% to 42.5% volatility, and expected time of exercise -- thirty to thirty-six months. The grant date values do not take into account risk factors such as non-transferability and limits on exercisability. The ultimate value of a stock warrant or option will depend on the market value of Laser Vision's stock at a future date and could vary significantly from the theoretical Black-Sholes value.

             AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/WARRANT VALUES



                                                                            OPTIONS AND WARRANTS AT FISCAL YEAR END


                                NUMBER OF          VALUE              NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                 SHARES           REALIZED           UNDERLYING UNEXERCISED                  IN-THE MONEY
           NAME                ACQUIRED ON                          EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
                                EXERCISE
---------------------------- ---------------- ----------------- ---------------------------------- ---------------------------------

John J. Klobnak                  586,334       $3,158,050            496,500     /     300,000        $8,240,234   /    $5,085,938


James C. Wachtman                 54,000       $  277,785            346,000     /     230,000        $5,591,313   /    $3,895,313


Robert W. May                    203,000       $1,072,487            394,900     /     190,000        $6,532,266   /    $3,225,000


B. Charles Bono III              121,100         $657,366            275,000     /     190,000        $4,555,469   /    $3,225,000


James B. Tiffany                   N/A              N/A                2,750     /      77,250        $   33,172   /    $  931,828




         The value of the unexercised in-the-money options and warrants was calculated using the $21.0625 closing price per share of our common stock on April 30, 1999 minus the exercise price.


                          OPTION AND WARRANT REPRICINGS


                                                                       James C. Wachtman         T. Wesley Dunn
                                                                       -----------------         --------------

Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       August 7, 1996          August 7, 1996

Number of securities underlying repriced options; warrants . . . .              250,000                 150,000

Market price of stock at time of repricing . . . . . . . . . . . .              $3.8125                 $3.8125

Exercise price at time of repricing . . . . . . . . . . . . . .  .              $3.8125                 $ 4.125

Length of original option term remaining at time of repricing  . .            58 months               54 months


         The Compensation Committee of the Board of Directors (the "Committee") met on July 29, 1996 and voted unanimously to lower the exercise price of certain options and warrants issued earlier in calendar 1996 to reflect the market bid price seven days later, after the announcement was made that we elected to withdraw an underwritten public offering. The 250,000 options and warrants granted to James C. Wachtman at $6.25 on May 29, 1997 were repriced at $3.8125 per option and warrant and the 150,000 warrants granted to T. Wesley Dunn at $6.3125 per share on February 1, 1996 were repriced at $4.125 per warrant. The repricing decision to $3.8125 also affected 140,000 options and warrants granted to members of the Board of Directors and our medical advisory board on May 29, 1996 at $6.3125 per option or warrant. Since the date of the grants of options and warrants to Messrs. Wachtman and Dunn, new officers of Laser Vision at that time, our common stock experienced a decline in the market price due to several factors including a general decline in the stock market as well as without our industry segment, particularly during the June and July 1996 period, and the fact that Laser Vision was in registration for an underwritten public offering of its common stock. Ultimately, the Board elected to withdraw the offering due in large part to these factors. The Committee felt it would be unfair and a significant disincentive to Messrs. Wachtman and Dunn, especially in view of the fact that they had only recently jointed Laser Vision (on May 20, 1996 and February 1, 1996, respectively) in positions of significant responsibility, to continue to have these options and warrants priced at the previous level.

Employment Agreements

         In June 1999 the Company extended the employment agreements with John
J. Klobnak, James C. Wachtman, Robert W. May and B. Charles Bono III for three years. These contracts provide for base salaries and the potential payment of certain bonuses conditioned upon certain objectives and/or increases in the price of the Company's Common Stock. Under these contracts, termination of employment by the Company without cause will result in payment by the Company to the Employee of the total compensation due for the remainder of the term of the contract or three year's compensation, whichever is greater. Termination of employment by the employee under certain limited circumstances will result in the payment by the Company to the Employee of the total compensation due for the remainder of the term of the contract or three year's compensation, whichever is greater.



                  COMPENSATION COMMITTEE INTERLOCK AND INSIDER
                     PARTICIPATION IN COMPENSATION DECISION

          During the last completed fiscal year, John J. Klobnak, Dr. Henry Simon and Richard L. Lindstrom, M.D. served as members of the Compensation Committee of the Company's Board of Directors. During that fiscal year, Mr. Klobnak served as Chief Executive Officer of the Company. Mr. Klobnak has previously served as the Company's President. During the last fiscal year, Dr. Henry Simon was an employee of Schroder Ventures Life Sciences Advisors, Inc., an affiliate of the holder of 416,687 shares of Common Stock of the Company during the fiscal year ended April 30, 1999.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee (the "Committee") consists of the following non-employee members of the Board of Directors: Richard L. Lindstrom, M.D. and Dr. Henry Simon. John J. Klobnak, Chairman and CEO also serves on the Committee and Robert W. May, Vice Chairman, Secretary and General Counsel serves as an ex-officio member. The Committee determines and maintains the Company's executive compensation policies and objectives and administers the Company's Stock Option Plan.

         The objectives of the Committee are to attract and retain highly talented and productive executives, to provide incentives for superior performance and to align the interests of the executive officers with the interest of the Company's stockholders.

          The Company's executive compensation program combines cash compensation with long-term incentive compensation, consisting of stock option and warrant grants to attract, motivate and maintain its executive officers. In addition, each executive is included in the Company's benefit plan which includes health, dental, life and disability insurance and which is offered to all employees of the Company.

         Cash compensation consists of base salary and annual bonus programs. When setting base salary levels, including the base salary level for the Chief Executive Officer, the Committee considers the individual's salary history, experience, performance and contribution to the management team. Also considered is the performance of the Company and its progress towards implementing its business plan of becoming a fully integrated provider of refractive services. The Committee also considers salaries of executives in other companies of similar size and industry, as well as the competitive market conditions, for the purpose of determining base salaries necessary to recruit and retain highly talented and productive executives. The Committee intends to target base salary levels of the Company's executive officers, including the Company's Chief Executive Officer, to such comparable companies.

         Cash bonuses are awarded to executives principally as a mechanism to recognize and reward individual achievements. The Committee has established guidelines for awarding cash bonuses based on such factors as individual achievements, achievement of the Company's business plan and increase, if any, in the price of the Company's common stock.

         The Committee believes that stock option and warrant grants (1) align executive interest with stockholder interest by creating a direct link between compensation and stockholder return; (2) assure that executives maintain a significant long-term interest in the Company's success; (3) help retain key executives in a competitive market; and (4) allow the Company to conserve cash by reducing cash bonuses. Option and warrant grants are made from time to time to executives and other employees whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option and warrant grants are appropriate each year is based upon individual performance measures established for each individual officer, including the Company's Chief Executive Officer. Generally, option and warrant grants to executive officers vest over periods of two to three years and expire five years from the date of grant.


         SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS.


                                              JOHN J. KLOBNAK
                                              DR. HENRY SIMON
                                              RICHARD L. LINDSTROM, M.D.

                                PERFORMANCE GRAPH

         The graph below compares the performance of Laser Vision Centers, Inc.'s common stock with that of the Nasdaq Health Services Stocks Total Return Index (a published industry index), the Nasdaq Non-Financial Stocks Total Return Index and Nasdaq U.S. stocks (broad equity market indices). The comparison of total return on investment (change in period end stock price plus reinvested dividends) for each of the fiscal years assumes that $100 was invested on April 30, 1993 in each of LaserVision Centers, Inc.'s common stock, the Nasdaq Non-Financial Stocks Group, the Nasdaq Health Services Stocks Group and the Nasdaq U.S. stocks. The graph lines merely connect fiscal year-end dates and do not reflect any fluctuations between those dates.

The stock price performance shown on the graph is not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]



               100            152           248           111          234          733       Laser Vision

               100            102           159           123          155          113       Nasdaq Non-Financial Stocks

               100            116           166           169          249          347       Nasdaq Health Services Stocks

               100            116           166           175          262          356       Nasdaq U.S. Stocks


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Effective May 1, 1998 and January 1, 1999, the Company entered into Agreements agreements with Minnesota Eye Consultants, of which Richard L. Lindstrom, M.D., is a principal shareholder. Dr. Lindstrom is a director of the Company, as well as the Company's Medical Director and a paid consultant to the Company.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any stockholder proposal intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its office in St. Louis, Missouri, on or before May 30, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                            EXPENSES OF SOLICITATION

         The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone, facsimile or express delivery services. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and other persons holding shares in their name or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.


                                  OTHER MATTERS

         The Notice of Annual Meeting of Shareholders, Proxy Form and a copy of the Company's Annual Report for the year ended April 30, 1999 are enclosed with this Proxy Statement.

         The Board of Directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and is not aware that any other matters will be presented for action at the meeting. If any other matters come before the meeting, the persons named in the judgment, pursuant to the discretionary authority granted by the proxy. The cost of preparing, assembling and mailing the proxy material will be borne by the Company.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. In voting by proxy in regard to the election of five directors to serve until the 2000 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the approval of the selection of PricewaterhouseCoopers LLP, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all directors and FOR the proposal to ratify and approve the appointment of independent accountant.

                                    Respectfully submitted,


                                    /s/ Robert W. May
                                    -----------------------------------------
                                    Robert W. May


A copy of the Company's Annual Report is provided to you concurrently with this Proxy Statement and includes a copy of its Annual Report on Form 10-K. At your request, the Company will provide you copies of any exhibits to the Form 10-K upon your payment of the Company's costs incurred in providing any such copies.

                              PROXY ELECTION FORM

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF LASER VISION CENTERS, INC.

     The undersigned Shareholder of Laser Vision Centers, Inc. (the "Company") hereby appoints John J. Klobnak and Robert W. May or either of them (with full power to act alone and to designate substitutes) Proxies of the undersigned, with authority to vote and act with respect to all shares of common stock of the Corporation which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders to be held on October 28, 1999 at 9:00 a.m., at the Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting. The shares represented by this Proxy shall be voted as follows:

1. TO ELECT as Directors: John J. Klobnak, Robert W. May, Richard L. Lindstrom, M.D., James M. Garvey and Steven C. Straus.

     [ ] FOR all the foregoing nominees.

     [ ] WITHHOLD AUTHORITY to vote for all the foregoing nominees.

     NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK.

2. TO RATIFY the appointment of PricewaterhouseCoopers LLP as the Independent Certified Public Accountant for the purpose of conducting an annual audit.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3.   TO APPROVE the addition of 3,000,000 shares to the Non-Qualified Warrant
     Plan.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4.   TO APPROVE the Laser Vision Centers, Inc. Employee Stock Purchase Plan.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

IF ANY OTHER BUSINESS IS TRANSACTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE HOLDERS OF THE PROXIES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LASER VISION CENTERS, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


          NOTE: SIGNATURE(S) SHOULD FOLLOW EXACTLY THE NAME(S) ON THE STOCK CERTIFICATES, EXECUTOR, ADMINISTRATION, TRUSTEE OR GUARDIAN SHOULD SIGN AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS SHOULD SIGN.


DATED:
      ---------------------                       ------------------------------
                                                  Signature(s) of Shareholder(s)


                                                  ------------------------------
                                                  Name (Printed)


                                                  ------------------------------
                                                  Signature(s) of Shareholder(s)


                                                  ------------------------------
                                                  Name (Printed)

                                                  Address:
                                                           ---------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  City, State, Zip

Number of Shares Voted:
                       -------------------